UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021

CIL&D, LLC

(Exact name of registrant as specified in its charter)

DELAWARE	000-33433	33-0972983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

337 North Vineyard Ave., Suite 400

Ontario, California 91764

(Address of principal executive offices, including zip code)

(909) 483-8500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any ne or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02	DEPARTURE OF DIRECTOR OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATION ARRANGEMENTS OF CERTAIN OFFICERS

Effective July 1, 2018, Eagle Mountain Acquisition LLC (“Acquisition”), the buyer of CIL&D, LLC’s (the “Company”) former subsidiary, Kaiser Eagle Mountain, LLC (“KEM”), began making cash interest payments to the Company in accordance with the terms of a Junior Secured Note given to the Company in such transaction (as amended, the “Note”). As a result, and in accordance with the Company’s Second Amended and Restated Limited Liability Company Operating Agreement, as amended (“Operating Agreement”), required distributions on the Company’s Class C and D Units were determined and approved as of January 6, 2022, for interest payments received from March 2021 through August 2021. (As discussed in more detail below under “Item 8.01—Other Events,” the Note went in default due to a missed September 30, 2021, interest payment). In addition, on December 30, 2021, the Company’s wholly owned subsidiary, Eagle Mountain Mining & Railroad Company, LLC (“EMMR”) sold its remaining Eagle Mountain Railroad assets for net cash proceeds of approximately $130,000. Thus, with the sale of the remaining railroad assets and interest payments received on the Note through August 2021, the total amount required to be distributed on the Class C and D Units is approximately $51,900. The Class C Units and Class D Units are held by current and former officers of the Company and such units represent an incentive program that was adopted by the Company in 2002 to replace an incentive bonus program that was terminated in 2002. Under the terms of the Operating Agreement, the distributions on the Class C Units and the Class D Units are to be made within 45 days following receipt of any amount on which a distribution on the Class C and D Units is payable. However, for the administrative convenience of the Company, the holders of the Class C and Class D Units are temporarily allowing the deferral from time-to-time of the payment of the distributions due them.

In addition, pursuant to the terms of the Amended and Restated Liquidation Manager Agreement dated April 10, 2013, between the Company and Richard E. Stoddard (“Liquidation Director Agreement”), Mr. Stoddard is to be paid incentive compensation based upon a percentage of the “Gross Collected Proceeds” as defined in the Liquidation Director Agreement less the cumulative amount of the monthly consulting fees paid to him, which monthly fees terminated December 31, 2014. As a result of previous transactions, the threshold to trigger an incentive payment to Mr. Stoddard was achieved in July 2016. Thus, due to the collection of interest on the Note for the period from March 2021 through August 2021 and the sale of the remaining railroad assets owned by EMMR Mr. Stoddard was paid as of January 6, 2022, approximately $38,000 in incentive compensation pursuant to the terms of the Liquidation Director Agreement. This represents 60% of the total possible incentive compensation from the interest payments received from March 2021 through August 2021 and on the net cash proceeds from the sale of the remaining railroad assets. An additional 30% (approximately $19,000) is due to Mr. Stoddard if there should be a future distribution on the Company’s Class A Units and the final 10% (approximately $6,340) is payable at the time of the final dissolution of the Company assuming Mr. Stoddard is the Managing Liquidation Director at such time. Under the terms of the Liquidation Director Agreement, the incentive payments due Mr. Stoddard are to be made within seven days following receipt of any amount on which an incentive payment is payable. However, for the administrative convenience of the Company, Mr. Stoddard is temporarily allowing the deferral from time-to-time of the payment of the incentive payments that are otherwise due and payable to him within seven days.

ITEM 8.01	OTHER EVENTS

SALE OF REMAINING EAGLE MOUNTAIN RAILROAD ASSETS BY EAGLE MOUNTAIN MINING & RAILROAD COMPANY, LLC. On December 30, 2021, EMMR sold its remaining assets related to the Eagle Mountain Railroad for a net cash price of approximately $130,000 after all closing costs plus the assumption of all liabilities and responsibilities arising from or related to the Eagle Mountain Railroad. Under certain circumstances, after approximately a year EMMR has the option to repurchase the railroad assets sold at a cash price less than half of the gross cash sales price paid by the buyer of such assets.

DEFAULT ON NOTE AND ACQUISITION OF EAGLE MOUNTAIN ACQUISITION LLC. As noted above and as previously reported in the Company’s Reports on Form 8-K, Acquisition in June 2015 purchased KEM from the Company. KEM owns and/or controls the property at Eagle Mountain located in Riverside County, California. While the original principal amount of the Note given as a part of such transaction was $19,000,000, the principal amount due under the Note increased as provided in the Note. Effective July 1, 2018, Acquisition began making and had continued to make cash interest payments to the Company in accordance with the terms of the Note. However, Acquisition failed to make the September 30, 2021, Note payment and subsequent Note payments within the allowed grace period for such payments. As a result, the Note went into default and all amounts payable pursuant to the Note became due and payable in full. The amount due and payable under the Note, excluding default interest, was approximately $53,106,581.

The Note is secured by, among other things: (i) the guaranty of Eagle Mountain LLC, the sole owner of Acquisition , and a pledge of one hundred percent (100%) of the ownership interest of Acquisition to the Company; (ii) the pledge by Acquisition to the Company of one hundred percent (100%) of the ownership interest of KEM; and (iii) the guaranty of KEM which is secured by a deed of trust, security agreement and assignment of rents on the Eagle Mountain property.

After reviewing its legal and other options and after negotiations with Acquisition and its affiliates, the Company acquired Acquisition for $100 as of the close of business on December 31, 2021. Thus, the Company now owns Acquisition whose primary asset is ownership of KEM. The process of seeking to sell Acquisition, KEM or their respective assets will immediately commence. There is no assurance that there will be any success in these sale efforts.

NO ASSURANCE OF FUTURE DISTRIBUTIONS. The Company is in voluntary liquidation and dissolution. There is no assurance that there will be any future distributions on the Company’s Class A Units. As previously disclosed, the liquidation and dissolution process involve substantial risks and uncertainties. Accordingly, it is not possible to predict the timing of future distributions, if any, to the Class A unitholders or the aggregate amount of any future distributions if made. There is no market for the Company’s Class A Units and the Class A Units cannot be transferred except upon death or by operation of law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIL&D, LLC
(REGISTRANT)

Date: January 7, 2022	/s/ Richard E. Stoddard
Richard E. Stoddard
Managing Liquidation Director

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